                                                                    Exhibit 4.31

                                AMENDMENT NO. 2
                          TO PARTNERSHIP AGREEMENT FOR
                 DEVELOPMENT CONTRACT PSTN EXCELLENCE REGIONAL
                                JUNCTION DIVRE-V
                         NO.K.TEL.249/HK.810/UTA-00/01

                             DATED 5 DECEMBER 2001


                        NO.K.TEL.255/HK.920/UTA-50/2002

                            DATED DECEMBER 30, 2002

                                 AMENDMENT NO-2
                          TO PARTNERSHIP AGREEMENT FOR
                 DEVELOPMENT CONTRACT PSTN EXCELLENCE REGIONAL
                                JUNCTION DIVRE-V
                         NO.K.TEL.249/HK.810/UTA-00/01
                             DATED: 5 DECEMBER 2001

                      NO.: K.TEL. 255 /HK.920/UTA-50/2002

This AMENDMENT NO.2 is made on this day, Monday dated thirty December, 2002 at the Corporate Office of PT. (Persero) Telekomunikasi Indonesia, Tbk., Jalan Japati No. 1, Bandung, by and between the parties:

I.       PERUSAHAAN PERSEROAN (PERSERO) PT. TELEKOMUNIKASI INDONESIA, TBK, NPWP:
         1.000.013.1201., which has status been notified in the State Gazette of the Republic of Indonesia, number 5 date January 17 1992, supplement number 210, as has been changed for several time and the latest in the State Gazette of the Republic of Indonesia number 45, date May 4, 2002, supplement number 5495. Having its corporate office at Jl. Japati No. 1 Bandung 40133, Indonesia, in this Amendment duly represented by KRISTIONO, PRESIDENT DIRECTOR, hereinafter referred to as TELKOM.

And

II. CONSORTIUM SUMITOMO CORP. - NEC CORP. - PT. NASIO KARYA PRATAMA - PT. COMMUNICATION CABLE SYSTEMS INDONESIA, a consortium organized and established under the Notary Public Deed No.36 dated October 19, 2001, drawn up in front of Notary Debta T.C. Schram, SH,:as amended by Notary Public Deed No. 12 dated February 18, 2002 with the same Notary Public, having its office at PT. SUMITOMO INDONESIA, Gedung SUMMITMAS I, 12th Floor, Jl. Jend. Sudirman Kav 61-62, Jakarta 12190, in this Amendment duly represented by:

         KAZUO NAKAJIMA, Assistant to General Manager, Information & Telecommunication Project Division, Sumitomo Corporation, having its principal office at 1-8-11, Harumi, Chuo-ku, Tokyo, 104-8610, Japan, as the Leader of Consortium;

         TOSHIYA MATSUKI, Department Manager, 2nd Sales Department, 1st International System Division, NEC Networks, NEC Corporation, having its principal office at 7-1, Shiba 5- chome, Minato-ku, Tokyo 108-8001, Japan, as a Member of Consortium;

         ITA YULIATI DJOEMHANA, President Director of PT. Nasio Karya Pratama, having its registered office at Jl. Gunawarman No. 53, Jakarta 12180, Indonesia, as a Member of Consortium;

         PETER DJATMIKO, President Director of PT. Communication Cable Systems Indonesia, having its registered office at Wisma Millenia, 4th Floor, jl., MT-Haryono Kav. 16, Jakarta 12810, Indonesia, as a Member of Consortium.

Hereinafter collectively the Parties belonging to this Consortium in this Amendment referred to as PARTNER.

(severally SUMITOMO CORPORATION referred to as SUMITOMO, NEC CORPORATION referred to as NEC, PT. NASIO KARYA PRATAMA referred to as NASIO and PT. COMMUNICATION CABLE SYSTEMS INDONESIA referred to as CCSI).

By first taking into consideration the following matters:

a. WHEREAS, TELKOM and SUMITOMO-NEC- NASIO Consortium have signed the Partnership Agreement No. K.TEL.249/HK.810/UTA-00/2001 dated December 5, 2001 hereinafter referred to as Main Agreement, and Amendment
         No.1 No.K.TEL.177/HK.820/UTA-00/2002 on September 27,2002, hereinafter referred to

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         as Amendment No.1;

b. WHEREAS, based on letter number TEL.2161/HK.000/RE5-20/2002 dated July 31, 2002, regarding confirmed decision of EDC Date, TELKOM has decided the valid effective time of Contract or EDC.

c. WHEREAS, PARTNER had submitted his letter No. L.SNN.0012 dated August 14, 2002 regarding Design Review Meeting;

d. WHEREAS, TELKOM and PARTNER had agreed to change the configuration and Scope of Work during Design Review Meeting on August 19- 23,2002;

e. Based on point d. above, TELKOM and PARTNER had recalculated the volume of Work and both parties agreed to amend Scope of Work, Contract Amount and Project Implementation Schedule during the Coordination. Meeting at DIVPEM AREA-V Meeting Room, Jl. Ketintang No. 156, Surabaya, on September 3-6, 2002;

f.       WHEREAS, based on the DRM result, TELKOM had issued Price Approval of
         Amendment No.2 through his letter No. TEL....../........./...../2002 dated .................., 2002.

After having into consideration of all matters above, both parties, TELKOM and PARTNER have agreed to make an amendment of the provisions stipulated in the Main Agreement and Amendment No.1 with the terms and conditions as follows:

                                    ARTICLE 1
                                  SCOPE OF WORK

TELKOM and PARTNER herewith agreed to amend the Volume and Scope of Work as stipulated in the Appendix 9 of Main Agreement, Breakdown Price per Ring as

                                        3

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stipulated in the Appendix 10 of Main Agreement and Article 2 of Amendment No.1
with the Appendices 1, 2, 3 and 4 of this Amendment No.2.

                                    ARTICLE 2
                                 CONTRACT AMOUNT

2.1. Contract Amount as specified in Article 3 of Main Agreement is amounting to JPY.3,670,938,358 (Three billion six hundred seventy million nine hundred thirty eight thousand three hundred and fifty eight Japanese Yen) and Rp.125.463.907.070,-(One hundred twenty five billion four hundred sixty three million nine hundred seven thousand and seventy Indonesian Rupiah) including 10% VAT.

2.2. By the result of the Design Review Meeting, which has conducted between TELKOM and PARTNER, the Parties agreed to amend the Contract Amount and after amendment the Contract Amount will be as described below.

                                                                             PORTION
                                                                             -------
               ITEMS                                                JPY                     IDR
               -----                                                ---                     ---
Agreement Price under this Amendment                           1,258,833,916          188.964.251.510
10% VAT                                                          125,883,391           18.896.425.151
Total Agreement Price under this
Amendment (including 10% VAT)                                  1,384,717,307          207.860.676.661

Said: One billion three hundred eighty four million seven hundred seventeen thousand three hundred and seven Japanese Yen plus Two hundred seven billion eight hundred sixty million six hundred seventy six thousand six hundred and sixty one Indonesian Rupiah.

2.3.     The breakdown of Agreement Price as specified in paragraph 2.2. of this
         Article is stated in Appendix-2 of this Amendment.

                                    ARTICLE 3
                             PROJECT COMPLETION TIME

Detailed Project Completion Time as stipulated in Annex 11 of Main Agreement becomes as Annex 2 of this Amendment No.2. The following is schedule of PAT and
PAC:

                                       COMPLETION OF PAT /         ISSUANCE OF PAC
     DESCRIPTION                               WORK            /COMPLETION CERTIFICATE
     -----------                       -------------------     -----------------------
Main Ring 1 Mea Sby                    28th February 2003         14th March 2003
Outer Ring                             28th February 2003         14th March 2003
Regional Junction 1-2                  30th January 2004          13th February 2004
Regional Junction 1-1                  26th December 2003         9th January 2004
Regional Junction 2-1                  30th September 2003        14th October 2003
Regional Junction 2-2                  30th January 2004          13th February 2004
Kediri Ring 1                          30th June 2003             14th July 2003
SB Ring Loop 1                         26th December 2003         9th January 2004
Maintenance & Operation Support        14th June 2004             28th June 2004

                                    ARTICLE 4
                              PERFORMANCE SECURITY

PARTNER shall amend the amount and validity of the respective Performance Security in accordance with this Amendment No.2, and shall submit it to TELKOM, c.q. Finance Department of DIVRE-V, Jl.Ketintang No. 156, Surabaya, after this Amendment No.2. is signed by both parties.

                                   ARTICLE 5
                                  ATTACHMENTS

5.1. Both Parties, TELKOM and PARTNER agree to changes the Appendices of Main Contract as stated in the Article 1 of this Amendment and to add with the new Appendices as described in Article 5.2. of this Amendment.

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

         Amendment constitute an inseparable part of the Main Agreement and this Amendment consists of:

         Appendix 1: Scope of Work

         Appendix 2: Breakdown Price per Ring

         Appendix 3: The Project Implementation Schedule

         Appendix 4: Minutes of Meeting

                  -        Minute of DRM Meeting dated 23 August 2002.

                  -        Minute of Coordination Meeting dated 3-6 September
                           2002

                  -        Approval of Amendment-2 Price

                  - Minute of Coordination dated 18 October 2002 and 1 November 2002.

         Appendix 5: Correspondences:

                  - Consortium Letter number L.SNN.0012 dated 14 August 2002, regarding DRM

If there is a conflict between the terms specified in the main body of this Amendment and the Appendices, the terms specified in the main body of this Amendment shall govern.

                                    ARTICLE 6
                                OTHER PROVISIONS

6.1. All terms and conditions as stipulated in the Main Agreement and Amendment No.1 except as expressly amended in accordance with the provisions of this Amendment, shall remain valid in full force.

6.2. This Amendment is made in 2 (two) Originals, in the Bahasa Indonesian and English Language, provided that if in the event any inconsistency or conflict between both language, the Bahasa Indonesia text shall prevail, each of them having the same meaning, and having the same legal power after being signed and chopped with the company's stamp by both parties.

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

6.3. Copies of this Original Amendment shall be made in 25 (twenty five) fold by PARTNER on his account to be submitted to TELKOM for the purpose of supervision implementation and other purposes.

In witness whereof the parties hereto set their hands this day and year above written.

                         Signed by, for and on behalf of


PT. TELEKOMUNIKASI INDONESIA,      CONSORTIUM
TBK.                               SUMITOMO-NEC-NASIO-CCSI
                                   SUMITOMO CORPORATION (LEADER)
/s/ Kristiono
----------------------             [STAMPED]
KRISTIONO
DIREKTUR UTAMA                     /s/ Kazuo Nakajima
                                   ------------------
                                   KAZUO NAKAJIMA
                                   ASSISTANT TO GENERAL MANAGER, INFORMATION
                                   & TELECOMMUNICATION PROJECT DIVISION

                                   NEC CORPORATION (MEMBER)

                                   /s/ Toshiya Matsuki
                                   ---------------------
                                   TOSHIYA MATSUKI
                                   DEPT. MANAGER, 2nd SALES DEPT, 1st
                                   INTERNATIONAL SYSTEM DIVISION, NEC
                                   NETWORKS

                                   PT. NASIO KARYA PRATAMA (MEMBER)

                                   /s/ Ita Yuliati Djoemhana
                                   -------------------------
                                   ITA YULIATI DJOEMHANA
                                   PRESIDENT DIRECTOR

                                   PT. COMMUNICATION CABLE
                                   SYSTEMS INDONESIA (MEMBER)

                                   /s/ Peter Djatmiko
                                   --------------------
                                   PETER DJATMIKO
                                   PRESIDENT DIRECTOR









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